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                                                                     Exhibit 3.1

                      RESTATED ARTICLES OF INCORPORATION
                               WITH AMENDMENTS OF
                                  e-MedSoft.com


         KNOW ALL MEN BY THESE PRESENTS: That the undersigned corporation, e-MedSoft.com, pursuant to the provisions of the General Corporation Law of Nevada, does hereby adopt these Restated Articles of Incorporation with Amendments.

         On June 30, 1999, the Board of Directors and Shareholders holding a majority of the voting power of the Corporation approved and adopted the following resolution:

         RESOLVED: That the Corporation's Articles of Incorporation, as amended, be amended in their entirety, and that such amended Articles of Incorporation be restated and filed with the Nevada Secretary of State in the manner prescribed by the General Corporation Law of Nevada.

         These Restated Articles of Incorporation with Amendments shall not effect any exchange, reclassification, or cancellation of issued shares, nor shall they effect a change in the amount of stated capital.

         THE CORPORATION'S ARTICLES OF INCORPORATION ARE HEREBY AMENDED AND RESTATED TO READ AS FOLLOWS:

                                   ARTICLE I
                                      NAME

         The name of the Corporation is: e-MedSoft.com.

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the registered office of the Corporation is One East First Street, Reno, Nevada 89501, and the name of the registered agent at such address is Corporation Trust Co. of Nevada. Either the registered office or the registered agent may be changed in the manner permitted by law.

                                  ARTICLE III
                                     PURPOSE

         The Corporation may engage in any lawful activity.

                                   ARTICLE IV
                                  CAPITAL STOCK

         The aggregate number of shares which this Corporation shall have authority to issue is 100,000,000 shares of $.001 par value each, which shares shall be designated "Common Stock"; and 5,000,000 shares of $.001 par value each, which shares shall be designated "Preferred Stock"


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and which may be issued in one or more series at the discretion of the Board of
Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the General Corporation Law of Nevada.

         1. DIVIDENDS. Dividends in cash, property or shares shall be paid upon the Preferred Stock for any year on a cumulative or noncumulative basis as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock, to the extent earned surplus for each such year is available, in an amount as determined by a resolution of the Board of Directors. Such Preferred Stock dividends shall be paid pro rata to holders of Preferred Stock in any amount not less than nor more than the rate as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. No other dividend shall be paid on the Preferred Stock.

         Dividends in cash, property or shares of the Corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law, except that no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall receive the maximum allowable Preferred Stock dividend for such year.

         2. DISTRIBUTION IN LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, first pro rata to the holders of the Preferred Stock until an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, has been distributed per share, and, then, the remainder pro rata to the holders of the Common Stock.

         3. REDEMPTION. The Preferred Stock may be redeemed in whole or in part as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock, upon prior notice to the holders of record of the Preferred Stock, published, mailed and given in such manner and form and on such other terms and conditions as may be prescribed by the Bylaws or by resolution of the Board of Directors, by payment in cash or Common Stock for each share of the Preferred Stock to be redeemed, as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. Common Stock used to redeem preferred Stock shall be valued as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. Any rights to or arising from fractional shares shall be treated as rights to or arising from one share.

         No such purchase or retirement shall be made if the capital of the Corporation would be impaired thereby.

         If less than all the outstanding shares are to be redeemed, such redemption may be made by lot or pro rata as may be prescribed by resolution of the Board of Directors; provided, however, that the Board of Directors may alternatively invite from shareholders offers to the Corporation of Preferred Stock at less than an amount to be determined by a resolution of the

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Board of Directors prior to issuance of such Preferred Stock, and when such offers are invited, the Board of Directors shall then be required to buy at the lowest price or prices offered, up to the amount to be purchased.

         From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in the payment of the redemption price), all dividends on the Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price, shall cease and terminate.

         4. VOTING RIGHTS: CUMULATIVE VOTING. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the General Corporation Law of Nevada, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Cumulative voting shall not be allowed in the election of directors of this Corporation.

         Shares of Preferred Stock shall only be entitled to such vote as is determined by the Board of Directors prior to the issuance of such stock, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote.

         5. DENIAL OF PREEMPTIVE RIGHTS. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

         6. CONVERSION RIGHTS. Holders of shares of Preferred Stock may be granted the right to convert such Preferred Stock to Common Stock of the Corporation on such terms as may be determined by the Board of Directors prior to issuance of such Preferred Stock.

                                   ARTICLE V
                               BOARD OF DIRECTORS

         The members of the governing board of the Corporation shall be styled as directors. The Board of Directors shall consist of at least one (1) member, which number may be increased or decreased, to not less than one (1), by resolution of the Board of Directors. The name and address of the Director of the Corporation as of the date of these Restated Articles of Incorporation with Amendments is as follows:

                                  John Andrews
                                  1300 Marshlanding Parkway, Suite 106
                                  Jacksonville, Florida 32250

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                                   ARTICLE VI
                                      TERM

         The Corporation shall have perpetual existence.

                                  ARTICLE VII
                                 INDEMNIFICATION

         Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to re-pay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

         Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

         The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

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                                  ARTICLE VIII
                       DIRECTORS' AND OFFICERS' LIABILITY

         A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of NRS 78.300. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                                   ARTICLE IX
                                   AMENDMENTS

         The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the General Corporation Law of Nevada.

                                   ARTICLE X
                        ADOPTION AND AMENDMENT OF BYLAWS

         The initial Bylaws of the Corporation shall be adopted by its board of directors. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

         IN WITNESS WHEREOF, the undersigned officers, for and on behalf of the Corporation have signed these Restated Articles of Incorporation with Amendments this 30th day of June 1999.
                                         E-MEDSOFT.COM
ATTEST:


________________________________         By:   ________________________________
Margaret Harris, Secretary                     John Andrews, President

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                                 ACKNOWLEDGMENT

STATE OF COLORADO          )
         ------------------
                           )  ss.
COUNTY OF DENVER           )
          -----------------

         On this 30th day of June 1999, personally appeared before me, a Notary Public, John Andrews and Margaret Harris, President and Secretary, respectively, of e-MedSoft.com, to acknowledge to me that he executed the foregoing instrument.



                       ---------------------------------------------------------
                            Notary Public in and for said County and State
                                  Virginia M. Anglada, Notary Public



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               THIS FORM SHOULD ACCOMPANY AMENDED AND/OR RESTATED
               ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION


1.   Name of corporation:    E-MEDSOFT.COM
                           -----------------------------------------------------

2.   Date of adoption of Amended and/or Restated Articles:    JUNE 30, 1999
                                                            --------------------

3.   If the articles were amended, please indicate what changes have been made:

     ---------------------------------------------------------------------------

     (a) Was there a name change? Yes |_| No |X|. If yes, what is the new name?

          ----------------------------------------------------------------------

     (b) Did you change your resident agent? Yes |_| No |X|. If yes, please indicate new address:

          ----------------------------------------------------------------------

     (c) Did you change the purposes? Yes |X| No |_|. Did you add Banking? |_|, Gaming? |_|, Insurance? |_|, None of these? |X|.

     (d) Did you change the capital stock? Yes |_| No |_|. If yes, what is the new capital stock? 100,000,000 shares of $.001 par value common stock (previously authorized) 5,000,000 shares of $.001 par value preferred stock (new)

          ----------------------------------------------------------------------

     (e) Did you change the directors? Yes |X| No |_|. If yes, indicate the change:

          John Andrews - sole director
          ----------------------------------------------------------------------

     (f)  Did you add the directors liability provision?  Yes |X|  No |_|.

     (g) Did you change the period of existence? Yes |_| No |X|. If yes, what is the new existence?

          ----------------------------------------------------------------------

     (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------


                                                                       President
                                             -----------------------------------
                                                 Name and Title of Officer
                                                        June 30, 1999
                                             -----------------------------------
                                                             DATE

STATE OF         Colorado            )
         ---------------------------
                                     ) SS.
COUNTY OF         Denver             )
         ---------------------------

ON       June 30, 1999,          personally appeared before me, a Notary Public,
  -----------------------------

    John Andrews     , who acknowledged that he/she executed the above document.
--------------------

                                       -----------------------------------------
                                                    NOTARY PUBLIC
                                          Virginia M. Anglada, Notary Public